EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Systems Incorporated:
We consent to the incorporation by reference in the Registration Statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63489, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-130104, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065) on Form 8 and 333-164378 on Form S-3 of Adobe Systems Incorporated of our report dated January 26, 2012, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of December 2, 2011 and December 3, 2010, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 2, 2011, and the effectiveness of internal control over financial reporting as of December 2, 2011, which report appears in the December 2, 2011 annual report on Form 10-K of Adobe Systems Incorporated.
Our report on the consolidated financial statements refers to changes in the accounting for multiple element revenue transactions in fiscal 2010, resulting from the adoption of new accounting pronouncements.
(signed) KPMG LLP
Santa Clara, California
January 26, 2012